                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                                        [ ]  Confidential, for Use of the Commission Only
                                                                             (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HALSEY DRUG CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

    ----------------------------------------------------------------------------

        (2)  Form, Schedule or Registration Statement no.:

    ----------------------------------------------------------------------------

        (3)  Filing Party:

    ----------------------------------------------------------------------------

        (4)  Date Filed:

    ----------------------------------------------------------------------------

                              HALSEY DRUG CO., INC.
                            695 NORTH PERRYVILLE ROAD
                             CRIMSON BUILDING NO. 2
                            ROCKFORD, ILLINOIS 61107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 2000 Annual Meeting of Shareholders (the "Meeting") of Halsey Drug Co., Inc., a New York corporation (the "Company"), will be held at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey 07114 on Thursday, June 29, 2000 at 10:00 a.m., Eastern Time, for the purposes listed below:

    1. To elect nine directors to the Board of Directors who shall serve until the 2001 Annual Meeting of Shareholders, or until their successors have been elected and qualified;

    2. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000; and

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 18, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     For a period of 10 days prior to the Meeting, a shareholders list will be kept at the Company's principal office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

     Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Meeting and further information regarding each proposal to be made.

     SHAREHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.


                                          By Order of the Board of Directors

                                          MICHAEL K. REICHER
                                          President and Chief Executive Officer

May 19, 2000
Rockford, Illinois

                              HALSEY DRUG CO., INC.
                            695 NORTH PERRYVILLE ROAD
                             CRIMSON BUILDING NO. 2
                            ROCKFORD, ILLINOIS 61107

                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Halsey Drug Co., Inc. (the "Company") of proxies in the accompanying form, to be voted at the 2000 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on Thursday, June 29, 2000, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy were first mailed to shareholders on or about May 19, 2000.

     The close of business on May 18, 2000 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, the Company's outstanding voting securities (exclusive of 439,603 shares held in treasury) consisted of 14,427, 619 shares of common stock, $.01 par value per share (the "Common Stock"). Under the New York Business Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not effect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors.

17
436762-1

                                TABLE OF CONTENTS

                                                   ITEM                                                     PAGE
     ------------------------------------------------------------------------------------------------      ------
     Voting of Proxies...............................................................................           3
     The Board of Directors..........................................................................           3
     Proposal 1  -- Election of Directors............................................................           4
                 -- Executive Officers...............................................................           5
     Compensation of Executive Officers and Directors................................................           6
     Summary Compensation Table......................................................................           7
                 -- Other Compensatory Arrangements..................................................           7
                 -- Employment Agreements............................................................           7
                 -- Compensation of Directors........................................................           8
                 -- Stock Option Plans...............................................................           8
     Option Grants in 1999...........................................................................           9
     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option
     Values..........................................................................................          10
     Compensation Committee Interlocks and Insider Participation.....................................          10
     Section 16(a) Beneficial Ownership Reporting Compliance.........................................          10
     Report of the Compensation Committee on Executive Compensation..................................          10
     Performance Graph...............................................................................          12
     Certain Relationships and Related Transactions..................................................          13
                 -- Vote Required....................................................................          14
                 -- Recommendation of the Board of Directors.........................................          14
     Proposal 2 -- Ratification of Appointment of Independent Certified Public
                      Accountants....................................................................          14
                 -- Recommendation of the Board of Directors.........................................          15
     Security Ownership of Certain Beneficial Owners and Management..................................          15
     General.........................................................................................          17
     Shareholder Proposals for 2001 Annual Meeting...................................................          17

                                VOTING OF PROXIES

     Proxies may be revoked by shareholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Meeting.

     If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted at the Meeting and will be voted in accordance with the specifications made thereon. IF NO INSTRUCTIONS ARE INDICATED, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors and (ii) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

                             THE BOARD OF DIRECTORS

     During the year ended December 31, 1999, the Board of Directors held six meetings. None of the Company's Board members attended less than 75% of the Board meetings held during 1999.

     During 1999, the Company had an Audit Committee, a Compensation Committee, a Stock Option Committee, an Executive Committee, a Technology Committee and a Business Development Committee of the Board of Directors. The Audit Committee, composed of Messrs. Bruce F. Wesson, Alan J. Smith and William Sumner, is responsible for nominating the Company's independent auditors, working with independent auditors and internal auditing staff of the Company and other corporate officials reviewing the financial statements of the Company and reporting on the results of the audits to the Board, reviewing the Company's insurance coverage, financial controls and filings with the Securities and Exchange Commission, and submitting to the Board its recommendations relating to the Company's financial reporting, accounting practices and policies and financial accounting and operation controls. The Audit Committee met twice in 1999.

     The Company's Compensation Committee, composed of Messrs. Bruce F. Wesson, Srini Conjeevaram, William Skelly and Michael Reicher, is responsible for consulting with and making recommendations to the Board of Directors about executive compensation arrangements and the compensation of employees. See "Compensation of Executive Officers and Directors -- Report of the Compensation Committee on Executive Compensation." As discussed below, effective April 16, 1998, responsibility for the grant of stock options under the Company's Stock Option Plan has been allocated to the Stock Option Committee of the Board of Directors. The Compensation Committee met once in 1999.

     In April 1998, the Board of Directors established a Stock Option Committee, composed of William Skelly, William Sumner and Alan Smith, and an Executive Committee, composed of Srini Conjeevaram, Joel D. Liffmann, Bruce F. Wesson, Michael Reicher, William Skelly and Peter Clemens. In August 1999, the Company divided the Technology and Business Development Committee, initially created in April 1998, into two Committees. The Technology Committee is composed of Alan Smith and Michael Reicher. The Business Development Committee is composed of Alan Smith, William Sumner, Srini Conjeevaram, Joel Liffmann, Zubeen Shroff and Peter Clemens. The principal functions of the Stock Option Committee are to review management's recommendation as to employee option grants and to grant options under the Company's Stock Option Plans to employees, directors, and consultants. The Stock Option Committee met once in 1999. The principal functions of the Executive Committee are to act on behalf of the Board of Directors in lieu of a full Board meeting on such matters that are not of the type required to be considered by the full Board of Directors and to advise the Board as to the issues and matters under review by the Executive Committee at the meetings of the Board of Directors. The Executive Committee met once in 1999. The principal functions of the Technology Committee are to address and review regulatory oversight of the Company's operations, including compliance with applicable DEA and FDA regulations, compliance with state agency and regulatory requirements, compliance with Medicare reimbursement requirements and to consult with the Board regarding current and future compliance with applicable Federal and state regulations, including Current Good Manufacturing Practice regulations. The Technology Committee met once in 1999. The principal functions of the Business Development Committee are to identify, assess and review possible joint venture and other strategic alliances involving the Company and third parties. The Business Development Committee met once in 1999.

     The Company does not have a standing nominating committee.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


     At the Meeting, nine individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During the fiscal year ended December 31, 1999, the Company's Board of Directors consisted of Messrs. Skelly, Reicher, Clemens, Sumner, Wesson, Conjeevaram, Shroff and Liffmann and Dr. Smith.

     Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     The Company's Certificate of Incorporation provides for a maximum of eleven directors. Any appointees to fill the current four vacancies on the Company's Board of Directors may be filled by a vote of a majority of directors in office. Such appointees would continue in office until the next annual meeting of shareholders following such appointment. The Board of Directors has not identified any persons that it currently intends to nominate to fill any such vacancies.

     The name and age of each of the nine nominees, his principal occupation and the period during which such person has served as a Director are set out below.


             NAME OF NOMINEE              AGE            POSITION WITH THE COMPANY            DIRECTOR SINCE
  ------------------------------------  ------ -------------------------------------------   ----------------
  William Skelly(1)(3)(4)............     49    Chairman of the Board of Directors                  1996
  Michael K. Reicher(3)(4)(5)........     53    President, Chief Executive Officer
                                                and Director                                        1998
  Alan J. Smith(1)(2)(5)(6)..........     70    Director                                            1995
  William A. Sumner(1)(2)(6).........     62    Director                                            1997
  Bruce F. Wesson(2)(3)(4)...........     57    Director                                            1998
  Srini Conjeevaram(3)(4)(6).........     41    Director                                            1998
  Zubeen Shroff(6)...................     35    Director                                            1998
  Peter A. Clemens(4)(6).............     47    Vice President, Chief Financial
                                                Officer and Director                                1998
  Joel D. Liffmann(4)(6).............     39    Nominee for Director                                1999

----------

(1) Member of Stock Option Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

(4) Member of Executive Committee

(5) Member of Technology Committee

(6) Member of Business Development Committee

     WILLIAM SKELLY has been a Director of the Company since May 1996 and Chairman of the Company since October 1996. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc., companies involved in the animal health industry including veterinary biologicals and custom manufacturing of animal sera products. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc., a distributor and manufacturer of human generic prescription pharmaceuticals.

     MICHAEL K. REICHER has been President, Chief Executive Officer and a Director of the Company since February 19, 1998. In 1980, Mr. Reicher founded UDL Laboratories, Inc., a manufacturer of human generic pharmaceuticals, and served as its President through February 1998. In February 1996, UDL Laboratories, Inc. was purchased by Mylan Laboratories, Inc., and Mr. Reicher remained in the office of President until joining the Company in February 1998.

     ALAN J. SMITH, PH.D. has been a Director of the Company since 1995. Since 1991, Dr. Smith has been a management consultant specializing in pharmaceutical quality management, quality control, quality assurance and auditing, the Food and Drug Administration's Current Good Manufacturing Practice regulations and technology training, documentary systems and stability programming. From 1985 to 1991, he was Corporate Director of Quality Affairs for Whitehall Laboratories, a Division of American Home Products Corporation. Dr. Smith holds B.Sc. and Ph.D. degrees from the University of London.

     WILLIAM A. SUMNER has been a Director of the Company since August 1997. From 1974 until his retirement in 1995, Mr. Sumner held various positions within Hoechst-Roussel Pharmaceuticals, Inc., a manufacturer and distributor of pharmaceutical products, including Vice-President and General Manager, Dermatology Division from 1991 through 1995, Vice President, Strategic Business Development, from 1989 to 1991 and Vice President, Marketing from 1985 to 1989. Since his retirement from Hoechst-Roussel Pharmaceuticals, Inc. in 1995, Mr. Sumner has acted as a consultant to various entities in the pharmaceutical field.

     BRUCE F. WESSON has been a Director of the Company since March 1998. Mr. Wesson is President of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Witco Corporation, a publicly traded company, and several privately held companies. Mr. Wesson earned a degree from Colgate University and a Master of Business Administration from Columbia University.

     SRINI CONJEEVARAM has been a Director of the Company since March 1998. Mr. Conjeevaram is Chief Financial Officer of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January 1991, he was an Associate in Corporate Finance at Smith Barney, Harris Upham & Co. Inc. from 1989 to 1990 and a Senior Project Engineer for General Motors Corporation from 1982 to 1987. Mr. Conjeevaram serves as a Director of Derma Sciences, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, a Master of Science degree in Mechanical Engineering from Stanford University, and a Master of Business Administration from Indiana University.

     ZUBEEN SHROFF has been a Director of the Company since June 1998. Mr. Shroff is a General Partner of Galen Partners III, L.P. He joined Galen Associates, a health care venture firm, in January 1997 from The Wilkerson Group, a leading provider of management consulting services to the health care industry. Prior to The Wilkerson Group, he worked for Schering-Plough International from 1989 to 1993 in a variety of staff and line management positions and as head of Schering-Plough France's biotech franchise. Mr. Shroff received a Bachelor of Science in Biological Sciences from Boston University in 1986 and a Masters of Business Administration from The Wharton School in 1988.

     PETER A. CLEMENS has been the Vice President and Chief Financial Officer of the Company since February 1998 and a Director of the Company since June 1998. From February, 1988 until joining the Company, Mr. Clemens was employed by TC Manufacturing Co., Inc. ("TC") which, through its various subsidiaries and divisions, manufactures generic pharmaceuticals, industrial coatings and flexible packaging. Mr. Clemens was TC's President from February, 1996 through February, 1998. Prior to that time, he held the position of Vice President and Chief Financial Officer.

     JOEL D. LIFFMANN has been a Director of the Company since 1999. Mr. Liffmann is a General Partner of Oracle Partners, L.P. Prior to joining Oracle Partners in 1996, Mr. Liffmann was Senior Vice President of Business Development at Merck-Medco, Inc. Prior to such time, Mr. Liffmann was Vice President/Business Development at Medco Containment Services and Vice President of Equity Research and later was Vice President of Corporate Finance at Drexel Burnham Lambert. Mr. Liffmann holds a degree from Boston University.

EXECUTIVE OFFICERS

     Michael K. Reicher, President and Chief Executive Officer.

     Peter A. Clemens, Vice President and Chief Financial Officer.

     James Emigh has been Vice President - Operations since February 2000. Mr. Emigh joined the Company in May 1998 as Executive Director of Customer Relations. From 1991 until joining the Company, Mr. Emigh was employed by Organon, Inc., a pharmaceutical company, in various management positions and most recently as its Director of Managed Care and Trade Relations. Mr. Emigh holds a Bachelor of Pharmacy from Washington State University and a Masters of Business Administration from George Mason University. Age: 44.

     Stephanie Heitmeyer has been Vice President -- Sales since March 1998. Prior to joining the Company, Ms. Heitmeyer served as Senior Manager, National Accounts of Mylan Laboratories, Inc., a pharmaceutical manufacturer, and prior to that, served as Corporate Account Manager, Managed Healthcare Specialist of Amgen Pharmaceuticals. Age: 54.

     Jeryl Driggin Rubin has been Vice President, Corporate Compliance since May 1998. From 1979 until joining the Company, Ms. Rubin was employed by Ganes Chemicals, Inc. ("Ganes"), a pharmaceutical manufacturer located in Carlstadt, New Jersey. Ms. Rubin served as Vice President, Quality Assurance & Regulatory Affairs for Ganes from 1993 to April 1998. Prior to that time, Ms. Rubin held the positions of Director of Marketing & Regulatory Affairs, Director of Marketing and Assistant Product Manager. Ms. Rubin holds a MS degree in Basic Medical Science and is a member of the Drug Chemical and Allied Trade Association Board of Directors. Age: 44.

     Carol Whitney has been Vice President of Administration since April 1998. From 1992 until joining the Company, Ms. Whitney served as Director of Human Resources for UDL Laboratories, Inc., a generic pharmaceutical manufacturer located in Rockford, Illinois. Age: 53.

     Robert Seiser has been Corporate Controller and Treasurer since March 1998. From 1992 until joining the Company, Mr. Seiser served as Treasurer and Corporate Controller of TC Manufacturing Co., Inc., a privately held company based in Evanston, Illinois. Mr. Seiser is a Certified Public Accountant and earned a B.B.A. degree from Loyola University of Chicago. Age: 36.

     The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Michael Reicher, the Company's President and Chief Executive Officer, and Peter Clemens, the Company's Vice President and Chief Financial Officer are subject to the provisions of their respective Employment Agreements. See "Compensation of Executive Officers and Directors -- Employment Agreements."

     On March 10, 1998, the Company consummated a private offering of securities for an aggregate purchase price of $20.8 million (the "Galen Offering"). The terms of the Galen Offering provide that Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P., (collectively, "Galen") and each of the purchasers listed on the signature page to the purchase agreement (inclusive of Galen, collectively the "Galen Investor Group") has the right to designate for nomination three persons to be members of the Company's Board of Directors as of the Closing Date of the Offering. The Company's by-laws provide that the Board of Directors shall consist of not more than 11 members. Each of Bruce F. Wesson, Srini Conjeevaram and Zubeen Shroff are designees of the Galen Investor Group. The Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, three designees of the Galen Investor Group for so long as the Galen Debentures and Warrants remain outstanding.

     On May 26, 1999, the Company consummated a private offering of securities for an aggregate purchase price of up to approximately $22.8 million (the "Oracle Offering") with Oracle Strategic Partners, L.P. ("Oracle") and certain existing shareholders of the Company (the "Oracle Investor Group"). The terms of the Oracle Offering provide, among other things, that the holders of a majority in the principal amount of the securities issued in the Oracle Offering will have the right to designate for nomination one person to be a member of the Company's Board of Directors, subject to shareholder approval, for so long as the securities issued by the Company in the Oracle Offering remain outstanding. Mr. Liffmann is the designee of the Oracle Investor Group.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 1999, 1998 and 1997 to the Company's President and Chief Executive Officer and each of the Company's executive officers (the "named executive officers") whose total annual compensation for 1999 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE



                                                                 ANNUAL COMPENSATION
                                         ------------------------------------------------------------------
                                                                                            OTHER ANNUAL
   NAME AND PRINCIPAL POSITION              YEAR          SALARY            BONUS          COMPENSATION
--------------------------------         -----------   --------------   --------------   ------------------
Michael Reicher(1)
President and Chief Executive            1999           $  175,000            0                 $ --
Officer                                  1998           $  146,057            0                 $ --

Peter Clemens(1)
Vice President and Chief                 1999           $  140,000            0                 $ --
Financial Officer                        1998              116,846            0                 $ --

Jeryl Driggin Rubin (3)
Vice President - Corporate               1999           $  136,153            0                 $ --
Compliance                               1998               59,538            0                 $ --

Stephanie Heitmeyer (2)                  1999           $  125,000            0                 $ --
Vice President - Sales                   1998               96,153            0                 $ --

James Emigh (3)                          1999           $  120,000            0                 $ --
Vice President - Operations              1998               70,398            0                 $ --

                                          LONG TERM COMPENSATION
                                   -----------------------------------
                                       SECURITIES
                                       UNDERLYING
                                         STOCK            ALL OTHER
   NAME AND PRINCIPAL POSITION          OPTIONS          COMPENSATION
--------------------------------   ------------------  ---------------
Michael Reicher(1)
President and Chief Executive             100,000             $ --
Officer                                 1,000,000             $ --

Peter Clemens(1)
Vice President and Chief                  100,000             $ --
Financial Officer                         300,000             $ --

Jeryl Driggin Rubin (3)
Vice President - Corporate                 16,000             $ --
Compliance                                200,000             $ --

Stephanie Heitmeyer (2)                    16,000             $ --
Vice President - Sales                     40,000             $ --

James Emigh (3)                            16,000             $ --
Vice President - Operations                20,000             $ --

----------

(1) Messrs. Reicher and Clemens were appointed President and Chief Executive Officer, and Vice President and Chief Financial Officer, respectively, effective February 19, 1998.

(2)  Ms. Heitmeyer was appointed Vice President - Sales effective March 1998.

(3) Ms. Rubin and Mr. Emigh were appointed Vice President, and Executive Director, respectively, effective May 1998.

OTHER COMPENSATORY ARRANGEMENTS

     Executive Officers and key employees participate in medical and disability insurance plans provided to all non-union employees of the Company. The Company also provided automobiles to certain of its executive Officers. Although the Company is unable to assign a precise value to the possible personal benefit derived from the use of the automobiles, the Company believes that, as to each officer, such personal benefit amount is less than the lesser of $6,000 or 10% of such officer's compensation reported above in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

     Michael K. Reicher is employed pursuant to an Employment Agreement effective as of March 10, 1998, which provides that Mr. Reicher will serve as the Company's President and Chief Executive Officer for a term expiring February 28, 2003. The Agreement provides for an annual base salary of $175,000 plus the payment of an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be set from time to time by the Compensation Committee of the Board of Directors of the Company. No bonus was paid for fiscal 1999. The Employment Agreement also provides for the grant of stock options to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $2.375 per share (representing the closing price for the Company's common stock as reported by the AMEX on the day preceding the grant of the option), which options vest in equal increments of 62,500 option shares at the end of each quarterly period during the term of the Agreement (as such vesting schedule may be amended by mutual agreement between Mr. Reicher and the Board of Directors). The Employment Agreement also permits the Company to repurchase the vested portion of Mr. Reicher's options upon his termination for cause (as defined in the Agreement) or his resignation, at a purchase price equal to the position difference, if any, between the average of the Closing Price of the Company's common stock as reported by the Amex for the five trading days prior to the date of termination or resignation, multiplied by the number of option shares which, as of the date of termination, are vested under the option. The Employment Agreement contains standard termination provisions including upon death, disability, for cause (as defined in the Agreement) and without cause. In the event the Employment Agreement is terminated without cause, the Company is required to pay

Mr. Reicher an amount equal to $350,000 or twice his then base salary, whichever is greater, payable in 24 equal monthly installments. The Employment Agreement permits Mr. Reicher to terminate the Agreement in the event of a change of control (as defined in the Agreement) and restricts Mr. Reicher from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement, from competing with the Company at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment.

     Peter Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, which after giving effect to an amendment dated April 26, 2000, provides that Mr. Clemens will serve as the Company's Vice President and Chief Financial Officer for a term expiring February 28, 2003. The Employment Agreement provides an annual base salary of $140,000 plus the payment of an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. No bonus was paid for fiscal 1999. The Employment Agreement also provides for the grant of stock options to purchase 300,000 shares of the Company's common stock at an exercise price of $2.375 per share, which options vest in equal increments of 25,000 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors). The remaining terms of Mr. Clemens' Employment Agreement with the Company are substantially identical to that of Mr. Reicher.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional or special remuneration for their services as Directors. Directors who are not employees of the Company receive an annual grant of options to purchase 10,000 shares of the Company's common stock (15,000 shares in the case of the Chairman of the Board) and $500 for each meeting attended ($250 in the case of telephonic meetings). The Company also reimburses Directors for travel and lodging expenses, if any, occurred in connection with attendance at Board meetings. Directors who serve on any of the Committees established by the Board of Directors receive $250 for each Committee meeting attended unless held on the day of a full Board meeting.

STOCK OPTION PLANS

     The Company currently maintains two stock option plans adopted in 1995 and 1998, respectively. The Company in the past has used, and will continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

     The 1995 Stock Option Plan. In September 1995, the Company established the 1995 Halsey Drug Co., Inc. Stock Option and Restricted Stock Purchase Plan (the "1995 Stock Option Plan"). Under the Plan, the Company may grant options to purchase up to 1,000,000 shares of the Company's Common Stock. Incentive Stock Options ("ISO's") may be granted to employees of the Company and its subsidiaries and non-qualified options may be granted to employees, directors and other persons employed by, or performing services for, the Company and its subsidiaries. Subject to the Plan, the Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. An employee may not receive ISO's exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

     As of April 30, 2000, ISO's to purchase 237,548 shares and non-qualified options to purchase 56,454 shares have been granted under the 1995 Stock Option Plan, leaving 548,538 shares available for grant under the Plan. The average per share exercise price for all outstanding options under the 1995 Stock Option Plan is approximately $2.56. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock, except for grants made to any person who owned stock possessing more than 10% of the total voting power of the Company, in which case the exercise price was set at not less than 110% of the fair market value of the underlying Common Stock. No further shares of Common Stock remain available for grant under the 1995 Stock Option Plan.

     The 1998 Stock Option Plan. The 1998 Stock Option Plan was adopted by the Board of Directors in April 1998 and approved by the Company's shareholders in June 1998. The 1998 Stock Option Plan was amended by the Board of Directors in April 1999 to increase the number of shares available for the grant of options under the Plan from 2,600,000 to 3,600,000 shares. The Company's shareholders ratified the Plan amendment on August 19, 1999. The 1998 Stock Option Plan permits the grant of ISO and non-qualified stock options to purchase shares of the Company's Common Stock. As of April 30, 2000, ISO's to purchase 1,766,844 shares and non-qualified options to purchase 1,096,706 shares have been granted under the 1998 Stock Option Plan, leaving 736,450 shares available for grant under the Plan. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is approximately $2.07. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying common stock, except for grants made to any person who owns stock possessing more than 10% of the total voting power of the Company, in which case the exercise price was set at not less than 110% of the fair market value of the underlying common stock. Subject to the terms of the 1998 Stock Option Plan, the Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. An employee may not receive ISO's exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

                              OPTION GRANTS IN 1999

     The following table presents information regarding grants of options to purchase shares of the Company's Common Stock for each of the named executive officers receiving option grants in 1999:

                                                   INDIVIDUAL GRANTS
                           ------------------------------------------------------------------
                                              PERCENT OF
                                                TOTAL
                              NUMBER OF        OPTIONS
                             SECURITIES       GRANTED TO
                             UNDERLYING       EMPLOYEES         EXERCISE
                               OPTIONS        IN FISCAL         PRICE PER        EXPIRATION
           NAME                GRANTED           YEAR           SHARE(1)            DATE
  ---------------------   ---------------  ---------------  ---------------   ---------------
  Michael Reicher.....        100,000           22.8%           $1.125              2009
  Peter Clemens.......        100,000           22.8%           $1.125              2009
  Jeryl Rubin.........         16,000            3.6%           $1.125              2009
  Steph Heitmeyer.....         16,000            3.6%           $1.125              2009
  James Emigh.........         16,000            3.6%           $1.125              2009



                              POTENTIAL REALIZABLE VALUE AT
                                 ASSUMED ANNUAL RATES OF
                                 STOCK PRICE APPRECIATION
                                    FOR OPTION TERM(2)
                          --------------------------------------
           NAME                  5%                    10%
  ---------------------   ---------------        ---------------
  Michael Reicher.....         $183,250              $291,796
  Peter Clemens.......          183,250               291,796
  Jeryl Rubin.........           29,320                46,687
  Steph Heitmeyer.....           29,320                46,687
  James Emigh.........           29,320                46,687

----------

(1) The exercise price represents the fair market value at the date of grant. Each of the options vest in twenty five percent (25%) annual increments commencing on the one year anniversary of grant.

(2) The dollar amounts in these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

     The following table presents information regarding option exercises in 1999 and the value of options outstanding at December 31, 1999 for each of the named executive officers.

                                      NUMBER OF SECURITIES                        VALUE OF UNEXERCISED
                                     UNDERLYING UNEXERCISED                       IN-THE-MONEY OPTIONS
                                   OPTIONS AT FISCAL YEAR END                     AT FISCAL YEAR END(1)
                           -----------------------------------------   --------------------------------------
             NAME               EXERCISABLE          UNEXERCISABLE          EXERCISABLE       UNEXERCISABLE
    ---------------------  -------------------   -------------------   -------------------  -----------------
    Michael Reicher.....         437,500               662,500                 ---                 ---
    Peter Clemens.......         175,000               225,000                 ---                 ---
    Jeryl Rubin.........          50,000               166,000                 ---                 ---
    Steph Heitmeyer.....          10,000                46,000                 ---                 ---
    James Emigh.........           5,000                31,000                 ---                 ---

----------

(1) Value is based upon a fair market value of $.9375 per share at December 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consisted of Messrs. Wesson, Conjeevaram, Skelly and Reicher during fiscal 1999. During 1999, except for Mr. Reicher, there were no Compensation Committee interlocks or insider participation in compensation decisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Commission and the AMEX. Copies of all filed reports are required to be furnished to the Company pursuant to
Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes the Directors, executive officers and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 1999.

     The following report of the Compensation Committee and the performance graph in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee was formed in February 1993. Messrs. Wesson, Conjeevaram, Skelly and Reicher served as members of the Committee during 1999. The Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, and other annual compensation, of the Company's executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     In 2000, the Company's executive compensation program will reflect the following executive compensation philosophy, which was developed by the Compensation Committee of the Board of Directors:

     The Company's mission is to be a significant provider of quality generic drugs in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

     The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and will be independently administered by the Committee of the Board of Directors which will meet regularly during the year and a majority of whom are independent non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price.

     To align shareholder interests and executive rewards, portions of each of the Company's executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

     The program is designed and administered to:

     - provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, in the judgment of the Committee, should increase long-term shareholder value;

     - link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

     - reward individual and team achievements that contribute to the attainment of the Company's business goals; and

     - provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

     In seeking to link executive pay to corporate performance, the Committee believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses,
(iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, (iv) the general performance of individual job responsibilities, and (v) the introduction of new generic drug products.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of (i) an annual salary and bonus and (ii) issuance of a long-term incentive represented by stock options. As explained below, the bonuses and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

     Salary and Bonus. The Company's two principal executive officers are parties to employment contracts with the Company which provide the minimum annual base salary to be payable to each of Messrs. Reicher and Clemens. In addition, the employment contracts provide for an annual bonus, in the discretion of the Committee, subject to the satisfaction of such targets, conditions or parameters as may be set from time to time by the Committee. For those executive officers not subject to an employment contract, the Committee will set the annual salary for such executive officer in or about December of each year and establish potential bonus compensation (including Messrs. Reicher and Clemens) that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Committee. The goals for 2000 will consist of a mix of targets for the performance measures of corporate earnings per share ("EPS"), net income and revenue, including qualitative goals relating to each officer's job function. The Committee intends to set these targets in the first half of the year. No bonus will be earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the bonus opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure. In setting compensation levels, the Committee compares the Company to a self-selected group of companies of comparable size, market capitalization, technological and marketing capabilities, performance and market place in which the Company competes for executives.

     In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Committee, such as
(i) major acquisitions and divestitures, (ii) significant one-time charges, and
(iii) changes in accounting
principles required by the Financial Accounting Standards Board, are "compensation neutral" for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

     Stock Options. The longer-term component of the Company's executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price equal to or greater than the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of option. Generally a portion of the options vest over a period of time and expire no later than ten years, and in some cases five years after grant. Executives will generally be subject to limitations in selling the restricted stock immediately, and therefore will be incentivized to increase shareholder value.

     During fiscal 1999, the Company's two principal executive officers were parties to employment contracts which provided for a certain minimum annual base salary. There were no bonuses paid for fiscal 1999.

     In conclusion, the Committee believes the compensation policies and practices of the Company as described are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

     Submitted April 15, 2000 and signed by the members of the Compensation Committee.

          Srini Conjeevaram          Bruce F. Wesson            William Skelly            Michael Reicher

                                PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the yearly percentage change over the last five fiscal years in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the American Stock Exchange ("AMEX") of all domestic issuers traded on the AMEX and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (51-Drug Manufacturers) (the "Industry Index"). Such yearly percentage change has been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The AMEX Index has been selected as the required broad equity market index. The Industry Index consists of publicly traded companies in a business similar to that of the Company. The price of each investment unit has been set at $100 on December 31, 1994 for purposes of preparing this graph.

Performance Graph

               HALSEY DRUG CO., INC.      AMEX MARKET INDEX     MG GROUP INDEX
   ----------------------------------------------------------------------------------
     1994          100.00                   100.00                100.00
   ----------------------------------------------------------------------------------

Investor Group for so long as the 1999 Debentures and 1999 Warrants remain outstanding. Mr. Joel Liffmann, a nominee to the Company's Board of Directors, is a designee of the Oracle Investor Group.

     In addition to the 1998 Galen Bridge Loans, the Company secured bridge financing from Galen in the aggregate amount of approximately $3,300,000, funded through six separate bridge loan transactions during the period from December 8, 1999 through March 29, 2000 (collectively, the "2000 Galen Bridge Loans"). The principal amount of the 2000 Galen Bridge Loans and accrued and unpaid interest were satisfied in full on March 31, 2000 with a portion of the net proceeds received by the Company pursuant to a $17,500,000 term loan from Watson Pharmaceuticals, Inc. Prior to repayment, the 2000 Galen Bridge Loans accrued interest at the rate of 18% per annum and were secured by a first lien on all the Company's assets. In consideration for the extension of the 2000 Galen Bridge Loans, the Company issued common stock purchase warrants to Galen to purchase an aggregate of 150,000 shares of the Company's common stock (representing warrants to purchase 50,000 shares of common stock for each 1,000,000 in principal amount of the 2000 Galen Bridge Loans). The warrants issued pursuant to the 2000 Galen Bridge Loans have an exercise price equal to the fair market value of the Company's common stock on the date of issuance of such warrants and are substantially identical to those issued in the Galen Offering. The 2000 Galen Bridge Loans were obtained by the Company in order to provide necessary working capital.

     Galen controls approximately 65% of the Company's voting securities. The holders of the debentures issued in the Galen Offering and the 1999 are permitted to vote on all matters submitted to a vote of shareholders, voting together with holders of common stock as one class and having such number of votes as equals the number of votes represented by the common stock that would be acquired upon conversion of such debentures into common stock. Accordingly, Galen possesses sufficient voting rights to control the nomination and election of the board of directors of the Company without the need to convert its debentures into common stock.

     Each of Dennis Adams and Michael and Susan Weisbrot, beneficially own in excess of 5% of the Company's outstanding common stock. Each of such shareholders were investors in the Galen Offering and in the Oracle Offering. As disclosed under the caption "Security Ownership of Certain Beneficial Owners and Management", Mr. Adams beneficially owns an aggregate of approximately 12.7% of the Company's outstanding common stock (inclusive of the shares of common stock underlying the Debentures, the Warrants, the 1999 Debentures and the 1999 Warrants), and Mr. and Mrs. Weisbrot beneficially own an aggregate of 7.7% of the Company's outstanding common stock (inclusive of the shares of common stock underlying the Debentures, the Warrants, the 1999 Debentures and the 1999 Warrants).

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast. The nine candidates receiving the highest number of votes will be elected as directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

                                   PROPOSAL 2

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     There will also be submitted for consideration and voting at the Meeting the ratification of the appointment by the Company's Board of Directors of Grant Thornton LLP as independent certified public accountants for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2000. The Board of Directors of the Company selected and approved the accounting firm of Grant Thornton LLP as independent certified public accountants to audit and report upon the Company's financial statements for the fiscal years ended December 31, 1984 through and including 1999. Grant Thornton, L.L.P. has no direct or indirect financial interest in the Company.

     Representatives of Grant Thornton LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of April 30, 2000 for individuals or entities in the following categories: (i) each of the Company's Directors and nominees for Directors; (ii) the Chief Executive Officer and other executive officers of the Company whose total annual compensation for 1999 exceeded $100,000 (the "named executive officers"); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                           AMOUNT                     PERCENT
            NAME OF BENEFICIAL OWNER                                      OWNED(1)                   OF CLASS
------------------------------------------------                    --------------------          --------------
Galen Partners III, L.P. .......................................       24,233,768(2)                  62.68%
  610 Fifth Avenue, 5th Floor
  New York, New York 10020
Galen Partners International III, L.P. .........................        2,506,338(3)                  14.8%
  610 Fifth Avenue, 5th Floor
  New York, New York 10020
Oracle Strategic Partners, L.P. ................................        9,162,707(4)                  38.84%
  712 Fifth Ave, 45th Floor
  New York, New York 10019
Credit Suisse Asset Management .................................        1,615,000                     11.19%
  153 East 53rd Street
  New York, New York 10022
Hemant K. Shah and Varsha H. Shah ..............................        1,548,874(5)                   9.9%
  29 Christy Drive
  Warren, New Jersey 07059
Dennis Adams ...................................................        2,023,561(6)                  12.74%
  c/o Delaware Investment Advisors
  One Commerce Square
  Philadelphia, Pennsylvania 19103
Michael and Susan Weisbrot .....................................        1,177,950(7)                   7.7%
Michael K. Reicher .............................................          768,421(8)                   5.06%
William Skelly .................................................          185,000(9)                   1.28%
Bruce F. Wesson ................................................               --                      *
Srini Conjeevaram ..............................................               --                      *
Zubeen Shroff ..................................................               --                      *
Alan J. Smith ..................................................            53,691(10)                 *
William A. Sumner ..............................................            30,000(11)                 *
Peter A. Clemens ...............................................          368,159(12)                  2.49%
Joel D. Liffmann ...............................................               --                      *
Jeryl Driggin Rubin ............................................          104,000(13)                  *
Stephanie Heitmeyer ............................................           47,592(14)                  *
James Emigh ....................................................           68,000(15)                  *
All Directors and executive officers as a  group (14 persons)...        1,678,223(16)                 10.42%

----------

   * Represents less than 1% of the outstanding shares of the Company's Common Stock.

(1) The information with respect to Hemant K. Shah and Varsha H. Shah, Dennis Adams, Michael and Susan Weisbrot and Credit Suisse Asset Management, is based upon filings with the Commission and/or information provided to the Company.

(2)   Includes (i) 13,659,547 shares issuable upon conversion of Debentures,
      (ii) 4,088,383 shares issuable upon exercise of Warrants, (iii) 895,559 shares issuable upon exercise of common stock purchase warrants issued in connection with the 1998 Consolidated Bridge Loan, (iv) 137,034 shares issuable upon exercise of common stock purchase warrants issued in connection with the 2000 Galen Bridge Loans, (v) 4,248,279 shares issuable upon conversion of the 5% convertible debentures due March 15, 2003 (the "1999 Debentures"), and (vi) 1,204,966 shares issuable upon exercise of warrants issued in the Oracle Offering (the "1999 Warrants").

(3) Includes (i) 1,476,165 shares issuable upon conversion of Debentures, (ii) 441,822 shares issuable upon exercise of Warrants, (iii) 82,314 shares issuable upon exercise of common stock purchase warrants issued in connection with the 1998 Consolidated Bridge Loan, (iv) 12,423 shares issuable upon exercise of common stock purchase warrants issued in connection with the 2000 Galen Bridge Loans, (v) 384,544 shares issuable upon conversion of the 1999 Debentures and (vi) 109,070 shares issuable upon exercise of the 1999 Warrants.

(4) Includes (i) 7,122,507 shares issuable upon conversion of the 1999 Debentures, (ii) 2,020,200 shares issuable upon exercise of the 1999 Warrants and (iii) 20,000 shares subject to stock options.

(5) Includes (i) 874,630 shares issuable upon conversion of Debentures, (ii) 261,782 shares issuable upon exercise of Warrants, (iii) 61,539 shares issuable upon conversion of 10% convertible subordinated debentures issued by the Company in August, 1996 (the "August Debentures"), and (iv) 16,500 shares issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 1,033,654 shares issuable upon conversion of Debentures, (ii) 300,938 shares issuable upon exercise of Warrants, (iii) 213,675 shares issuable upon conversion of the 1999 Debentures, and (iv) 60,606 shares issuable upon exercise of the 1999 Warrants. The information with respect to Mr. Adams is based upon a Schedule 13G dated March 23, 1998.

(7) Includes (i) 265,039 shares issuable upon conversion of Debentures, (ii) 79,327 shares issuable upon exercise of Warrants, 27,389 shares issuable upon exercise of common stock purchase warrants issued in connection with the Bridge Loan Transactions, (iv) 402,027 shares issuable upon conversion of the 1999 Debentures and (v) 114,030 shares issuable upon exercise of the 1999 Warrants.

(8) Includes (i) 132,520 shares issuable upon conversion of Debentures, (ii) 39,664 shares issuable upon exercise of Warrants and (iii) 587,500 shares subject to currently exercisable common stock purchase options.

(9) Includes 145,000 shares subject to currently exercisable common stock purchase options.

(10) Includes (i) 30,000 shares subject to currently exercisable common stock purchase options, (ii) 18,349 shares issuable upon conversion of Debentures, and (iii) 5,342 shares issuable upon exercise of common stock purchase warrants.

(11) Includes 30,000 shares subject to currently exercisable common stock purchase options.

(12) Includes (i) 88,346 shares issuable upon conversion of Debentures, (ii) 26,443 shares issuable upon exercise of Warrants and (iii) 250,000 shares subject to currently exercisable common stock purchase options.

(13)  Includes 104,000 shares subject to currently exercisable stock options.

(14) Includes (i) 17,669 shares issuable upon conversion of Debentures, (ii) 5,289 shares issuable upon exercise of Warrants and (iii) 24,000 shares subject to currently exercisable common stock options.

(15)  Includes 14,000 shares subject to currently exercisable stock options.


(16) Includes 1,566,122 shares which Directors and executive officers have the right to acquire within the next 60 days through the conversion of Debentures, exercise of Warrants, exercise of Warrants issued in connection with Bridge Loans and the exercise of outstanding options.

                                     GENERAL

     Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. The Company does not expect to pay any compensation for the solicitation of proxies.

     A copy of the Company's Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Halsey Drug Co., Inc., 695 North Perryville Road, Crimson Building No. 2, Rockford, Illinois 61107, Attention: Mr. Peter Clemens, Vice President and Chief Financial Officer.

     All properly executed proxies delivered pursuant to this solicitation by the Company and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to the ratification of the Company's independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on such proposal. Shareholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company on or before March 31, 2001 in order to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting.


                                            By Order of the Board of Directors

                                            PETER CLEMENS,
                                            Secretary

May 19, 2000

                              HALSEY DRUG CO., INC.

                                      PROXY

   The undersigned hereby appoints Michael K. Reicher and William Skelly, and each of them, with full power of substitution as proxies for the undersigned, to attend the annual meeting of shareholders of Halsey Drug Co., Inc. to be held at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey 07114 on Thursday, June 29, 2000 at 10:00 a.m., Eastern Time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:


1. [ ] FOR, or [ ] WITHHOLD AUTHORITY to vote for the following nominees for election as directors:

     William Skelly; Michael K. Reicher; Peter Clemens; Alan J. Smith; William
     A. Summer; Bruce F. Wesson; Srini Conjeevaram; Zubeen Shroff; and Joel D.
     Liffmann

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

----------------------------------------------------------------------------------------------------------------------------------

2. Ratification of Grant Thornton LLP as the Company's independent accountants for the current fiscal year;

[ ] FOR, or         [ ] AGAINST, or         [ ] ABSTAIN

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.


                           (CONTINUED FROM OTHER SIDE)

THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY
WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AS WELL AS FOR THE PROPOSALS LISTED
IN ITEM 2.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                                                                       Receipt of Notice of Annual Meeting of
                                                                                       Shareholders and Proxy Statement dated
                                                                                       May 19, 2000 is hereby acknowledged:

                                                                                       Dated                               , 2000
                                                                                             -----------------------------

                                                                                             -----------------------------

                                                                                             ----------------------------

                                                                                             ----------------------------
                                                                                                     Signature(s)

                                                                                       (PLEASE SIGN EXACTLY AS YOUR NAME
                                                                                       OR NAMES APPEAR HEREON, INDICATING,
                                                                                       WHERE PROPER,  OFFICIAL POSITION OR
                                                                                       REPRESENTATIVE CAPACITY.)